KRONOS WORLDWIDE TO DISCUSS FIRST QUARTER 2012 RESULTS

DALLAS, TEXAS…April 25, 2012 …Kronos Worldwide, Inc. (NYSE:KRO) will hold a conference call to discuss its first quarter 2012 financial results on Wednesday, May 9, 2012 at 9:00 a.m. CDT.  First quarter results will be released to the public prior to the market opening that day.

Call in number for U.S. participants                                                  (866) 788-0546
Call in number for international participants                                   (857) 350-1684
Participant passcode                                                                           64235414

The conference call will be available via webcast and can be accessed from the investor relations section of the Company’s website at http://www.kronosww.com.

The conference call will be available for replay beginning immediately after the call on May 9, 2012 and ending May 16, 2012.

Call in number for the replay:
U.S. participants                                                                                  (888) 286-8010
International participants                                                                   (617) 801-6888
Passcode                                                                                               27531561

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.